Exhibit 21.1

GETTY IMAGES, INC.

SUBSIDIARIES

Subsidiaries of the Registrant	Jurisdiction of Incorporation

3032097 Nova Scotia Limited	Canada

All-Sport (UK) Limited	England and Wales

Allsport Australia Pty Limited	Australia

Allsport Photographic Limited	England and Wales

Allsport Photographic Share Scheme Trustees Limited	England and Wales

Amana Europe Limited	England and Wales

Amana France S.A.S.	France

Amana Germany GmbH	Germany

Amana Images Limited	England and Wales

Amana Italy S.r.l.	Italy

Bavaria Bildagentur Verwaltungsgesellschaft GmbH	Germany

Bongarts Sportfotografie GmbH	Germany

Colorific Photo Library Limited	England and Wales

Digital Vision GmbH	Germany

Digital Vision, Inc.	Nevada

Digital Vision Limited	England and Wales

Digital Vision Online.com, LLC	Delaware

Digital Vision SARL	France

Digital Vision (US) Limited	England and Wales

Eyewire Partners Company	Canada

Eyewire Services, Inc.	Canada

Eyewire, Inc.	Delaware

FPG Canada, Incorporated	Canada

Getty Communications Group Finance Limited	England and Wales

Getty Communications Limited	England and Wales

Getty Images GmbH	Austria

Getty Images (Beijing) Company Limited	People’s Republic of China

Getty Images (Canada), Inc.	Canada

Getty Images (Cayman) Ltd.	Cayman

Getty Images (Ireland), Inc.	Delaware

Getty Images (Ireland) Limited	Ireland

Getty Images (Management Company) LLC	California

Getty Images (Photographers), Inc.	California

Getty Images (PRC Representative Office), Inc.	Delaware

Subsidiaries of the Registrant	Jurisdiction of Incorporation

Getty Images (Seattle), Inc.	Washington

Getty Images (Thailand) Co., Ltd.	Thailand

Getty Images (UK) Limited	England and Wales

Getty Images (US), Inc.	New York

Getty Images Bvb.A.	Belgium

Getty Images Denmark Ap.S.	Denmark

Getty Images do Brasil Ltda.	Brazil

Getty Images France S.A.S.	France

Getty Images Deutschland GmbH	Germany

Getty Images Film Gmbh & Co. KG	Germany

Getty Images B.V.	The Netherlands

Getty Images Hong Kong Limited	Hong Kong

Getty Images (Japan), Inc.	Japan

Getty Images Limited	England and Wales

Getty Images New Zealand Ltd.	New Zealand

Getty Images News Service (PRC) Ltd.	England and Wales

Getty Images News Services (PRC), Inc.	Delaware

Getty Images Pte Limited	Singapore

Getty Images Pty Ltd.	Australia

Getty Images S.L.	Spain

Getty Images Sweden A.B.	Sweden

Hulton Archive Limited	England and Wales

Hulton Getty Holdings Limited	England and Wales

Iconica Limited	England and Wales

i/us Corporation	Canada

Imagenet Limited	England and Wales

Image.net Holdings Ltd.	England and Wales

IPL E-Pic Pty Limited	Australia

IPL Profile Pty Limited	Australia

iSwoop GmbH	Germany

iSwoop Limited	Ireland

Jacira Ag	Switzerland

Liaison Agency, Inc.	New York

MedioImages, Inc.	Delaware

Mission Studios Limited	England

Photodisc Australia Pty Limited	Australia

Photodisc do Brasil Ltda.	Brazil

Photodisc Europe Limited	England and Wales

Photodisc International, Inc.	Barbados

Photonica Europe Limited	England and Wales

Photonica US, Inc.	Delaware

Subsidiaries of the Registrant	Jurisdiction of Incorporation

Photovisual Communications, Inc. (Bruce Bennett Studios)	New York

Planet Earth Pictures Limited	England and Wales

R.E.D. Image Pty Limited	Australia

Rubberball Holdings, LLC	Utah

Space Frontiers Limited	England and Wales

Sportimage Fotoagentur GmbH	Germany

Stone America, Inc.	Illinois

Sumer Australasia Pty Limited	Australia

The Image Bank Unit Trust	Australia

The Telegraph Colour Library Limited	England and Wales

TIB Hong Kong Limited	Hong Kong

TIB Images Limited	Canada

TIB London Limited	England and Wales

Tony Stone Associates Limited	England and Wales

Tony Stone Images/Canada, Inc.	Canada

VCG Deutschland GmbH & Co. KG	Germany

VCG Holdings LLC	Delaware

Visual Communications Group Holdings Limited	England and Wales

Visual Communications Group Limited	England and Wales

Visual Communications Limited	England and Wales